Exhibit 99.1

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP

DECEMBER 31, 2013

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 201 S. College Street, Suite 2500 Charlotte, NC 28244-0100
T 704.632.3500 F 704.334.7701 www.GrantThornton.com

Board of Directors

Sotherly Hotels Inc.

We have audited the accompanying financial statements of CSC Georgian Terrace Limited Partnership (a Delaware partnership), which comprise the balance sheet as of December 31, 2013, and the related statements of operations, changes in partners’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CSC Georgian Terrace Limited Partnership as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Charlotte, North Carolina

June 12, 2014

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP

BALANCE SHEET

December 31, 2013
ASSETS
Current Assets
Cash and cash equivalents	$3,199,675
Accounts receivable	711,575
Accounts receivable affiliates	1,752
Prepaid expenses, inventory and other assets	458,084

Total current assets	4,371,086

Property and Equipment Held for Sale
Land and improvements	9,883,075
Building and improvements	36,416,153
Furniture, fixtures and equipment	3,072,203

Total property and equipment	49,371,431
Less: accumulated depreciation	(1,098,293)

Property and equipment held for sale, net	48,273,138

Other Assets	147,891

TOTAL ASSETS	$52,792,115

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$1,574,357
Mortgage loan	43,117,671

Total current liabilities	44,692,028

TOTAL LIABILITIES	44,692,028

Commitments and contingencies (see Note 4)
PARTNERS’ EQUITY	8,100,087

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$52,792,115

The accompanying notes are an integral part of these financial statements.

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013
REVENUE
Rooms revenue	$11,608,351
Food and beverage revenue	6,536,189
Other operating revenues	1,722,547

Total revenue	19,867,087

EXPENSES
Hotel operating expenses
Rooms department	3,555,858
Food and beverage department	5,260,642
Other operating departments	414,435
Indirect	6,111,687

Total hotel operating expenses	15,342,622
Depreciation	1,098,294
Corporate general and administrative	321,959

Total operating expenses	16,762,875

OPERATING INCOME	3,104,212
Interest expense	(1,058,413)

NET INCOME	$2,045,799

The accompanying notes are an integral part of these financial statements.

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP

STATEMENT OF CHANGES IN PARTNERS’ EQUITY

PARTNERS’ EQUITY, BEGINNING OF YEAR	$6,054,288
Net income	2,045,799

PARTNERS’ EQUITY, END OF YEAR	$8,100,087

The accompanying notes are an integral part of these financial statements.

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2013
Cash Flows provided by Operating Activities:
Net income	$2,045,799
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,098,294
Changes in assets and liabilities:
Accounts receivable	(285,497)
Accounts receivable affiliates	(1,752)
Prepaid expenses, inventory and other assets	41,085
Other assets	(14,019)
Accounts payable and accrued expenses	(379,902)

Net cash provided by operating activities	2,504,008

Cash Flows used in Investing Activities:
Improvements and additions to hotel property	(718,357)

Net cash used in investing activities	(718,357)

Cash Flows used in Financing Activities:
Payments on mortgage loan	(1,775,301)

Net cash used in financing activities	(1,775,301)

Net increase in cash and cash equivalents	10,350
Cash and cash equivalents at the beginning of the year	3,189,325

Cash and Cash Equivalents at the End of the Year	$3,199,675

Supplemental Disclosures:
Cash paid during the year for interest	$1,224,699

Additions to Hotel property funded by accounts payable and accrued expenses	$23,073

The accompanying notes are an integral part of these financial statements.

CSC GEORGIAN TERRACE LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS

1. Organization and Description of Business

CSC Georgian Terrace Limited Partnership, or the Company, was formed in the state of Delaware in 2005. The Company has a 100% interest in the 326-room Georgian Terrace hotel (“the Hotel”) located in mid-town Atlanta. The Hotel opened its doors in mid-town Atlanta, during October 1911.

All of the Hotel’s real and personal property are held by the Company. All of its operations were conducted through a management agreement with Crescent Hotels & Resorts, LLC (“Crescent”).

Significant transactions occurring during the current fiscal year include the following:

During October 2013, the Company engaged a broker and began an active marketing program to sell the hotel, its property and operations.

On December 23, 2013, the Company entered into a sixth amendment to the Loan Agreement extending the maturity until March 31, 2014. See Note 7.

2. Summary of Significant Accounting Policies

Basis of Presentation—The financial statements presented herein include all of the accounts of the Company and in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Cash and Cash Equivalents—All highly liquid investments with an original maturity of three months or less are cash equivalents.

Accounts Receivable— Accounts receivable consists primarily of hotel guest and banqueting receivables. Ongoing evaluations of collectability are performed. As of December 31, 2013, no allowance for potential credit losses was necessary.

Concentration of Credit Risk—The Company holds a cash account in excess of the Federal Deposit Insurance Corporation (“FDIC”) protection limits of $250,000. The Company’s exposure to credit loss in the event of the failure of these institutions is represented by the difference between the FDIC protection limit and the total amounts on deposit. Management monitors, on a regular basis, the financial condition of the financial institutions along with the balances there on deposit to minimize the Company’s potential risk.

Property and Equipment—Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives as follows: land improvements – ten to twenty years, building and improvements – thirty-five years, furniture and equipment – five to ten years. Depreciation stopped once the property was considered held for sale in October, and the carrying value is below fair value. Depreciation expense was $1,098,294, for the year ended December 31, 2013.

Expenditures for items that have a useful life of more than one year or that materially increase the value or extend the life of existing assets are capitalized, while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged against earnings as incurred. Upon sale or retirement of a fixed asset, the cost and related accumulated depreciation are removed and any resulting gain or loss is included in the statement of operations and partners’ equity.

Management reviews the Hotel property for impairment whenever events or changes in circumstances indicate that the carrying value of the Hotel property may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the property due to declining national or local economic conditions and/or new hotel construction in markets where the hotel is located. When such conditions exist, management performs an analysis to determine if the estimated undiscounted future cash flows from operations and the proceeds from the ultimate disposition of the Hotel property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount of the asset, an adjustment to reduce the carrying amount to the related Hotel property’s estimated fair market value is recorded and an impairment loss recognized. No impairment was recognized in 2013.

Inventories—Inventories, consisting primarily of food and beverages, are stated at the lower of cost or market, with cost determined on a method that approximates first-in, first-out basis. Generally, supplies of bed linens, towels, china, glass and silverware are not capitalized. Purchases of supplies are generally expensed when put into service.

Revenue Recognition—Revenues from operation of the hotel are recognized when the services are provided. Revenues consist of room sales, food and beverage sales, and other hotel department revenues, such as weddings, telephone charges, parking, rooftop leases and gift shop sales and rentals.

Advertising—Advertising costs are expensed as incurred.

Income Taxes—The Company is classified as a partnership for income tax purposes. The partners are taxed on their respective shares of the entity’s income, and accordingly, no provision for income taxes is included in the financial statements. The Company follows applicable authoritative guidance on accounting for uncertainty in income taxes which, among other things, prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosures, and transition. The Company has determined that it has no uncertain tax provisions. Therefore, it has made no provision for any uncertain tax positions in the financial statements for the year ended December 31, 2013.

Use of Estimates—The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Occupancy and Other Taxes—Revenue is reported net of occupancy and other taxes collected from customers and remitted to governmental authorities.

3. Mortgage Debt

On January 2, 2008, the Company entered into a credit and security agreement and other loan documents to secure a $45.8 million non-recourse mortgage with FSPP II Senior Georgian Lender, LLC (the “Lender”), a related party (see Note 6). Interest accrued at a rate of one-month LIBOR plus 1.875% per annum and was payable every thirty days. During 2009, the loan agreement was amended to have the interest payable upon maturity. In 2010, the loan agreement was amended to reflect the interest at a rate of six-month LIBOR plus 1.875% per annum.

On November 8, 2012, the Company entered into a fifth amendment to the credit and security agreement (the “Loan Agreement”) with the Lender extending the maturity until December 31, 2013.

On December 23, 2013, the Company entered into the sixth amendment to the Loan Agreement to extend the maturity date of the mortgage loan to March 31, 2014.

A schedule of future debt maturities as of December 31, 2013 is as follows:

March 31, 2014	$43,117,671

4. Commitments and Contingencies

Management Agreement—The Company, has contracted with Crescent to manage the Hotel under a month to month management agreement.

As of December 31, 2013, Crescent receives a base management fee of 2.5% of gross revenues. Management fees for the year ended December 31, 2013 were $495,025. Unpaid management fees and other related expense reimbursements included in accounts payable and accrued liabilities at December 31, 2013 totaled $39,919.

Litigation—The Company is involved in routine litigation arising out of the ordinary course of business, which the Company expects to be covered by insurance and none of which it expects will have a material impact on its financial condition.

5. Indirect Hotel Operating Expenses

Indirect hotel operating expenses consists of the following expenses:

Year ended December 31, 2013
General and administrative	$1,813,758
Sales and marketing	1,328,264
Repairs and maintenance	875,810
Utilities	826,558
Management fees	495,025
Insurance	171,138
Property taxes	601,134

Total indirect hotel operating expenses	$6,111,687

6. Related Party Transactions

Lender and Loan Agreement— The Company’s indebtedness under the Loan Agreement of approximately $43.1 million is with FSPP II Senior Georgian Lender, LLC, an affiliate of the Company’s partners.

Reimbursed Expenses—The Company reimburses the partners for certain expenses incurred on its behalf, which totaled approximately $85,000 for the year ended December 31, 2013.

7. Subsequent Events

On March 27, 2014, the Company sold the Georgian Terrace to a subsidiary of Sotherly Hotels LP for approximately $61.1 million, at which point the mortgage debt was repaid.

The Company has evaluated all events subsequent to the balance sheet date of December 31, 2013 through June 12, 2014, which is the date these financial statements were available to be issued. Except as described above, the Company has determined that there are no subsequent events that require disclosure.